Exhibit 10.16

Summary Translation of Liquid Capital Loan Contract

Parties:

Zhejiang Tantech Bamboo Technology Co. Ltd. (“Borrower”)

Bank of China Ltd. Lishui Branch (“Lender”)

Amount of loan: 13,000,000 RMB (“Loan Amount”)

Effective Date:

January 8, 2014

Loan period:

12 month, beginning from first withdrawal date

Loan purpose:

Purchase of charcoal products

Loan interest rate:

Fixed annual interest of 6.9%.

Interest is calculated quarterly on 20th day of the last month of each quarter and paid on 21st day of the last month of each quarter.

Withdrawal plan:

Borrower shall withdraw entire Loan Amount within 5 days after Effective Date

Repayment plan:

Loan Amount will be due in full by the January 7, 2015.

Guarantee:

➢	Joint liability by Zhejiang Tantech Bamboo Technology Co. Ltd.

➢	Personal joint liability from Dexian Zhang

➢	Personal joint liability from Zhengyu Wang

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Other:

In case of business need, the rights and duties of the Lender incurred from the aforesaid contract may be assigned to other institutions of Bank of China Ltd., or the loan business of the aforesaid contract may be taken over and managed by the other institutions of Bank of China Ltd.

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